Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS and UPDATES OPERATIONS

Houston, Texas, November 1, 2011—Dune Energy, Inc. (OTCBB:DUNR) today announced results for the third quarter of 2011 and provided an operational update.

Revenue and Production

Revenue from continuing operations for the third quarter totaled $15.1 million as compared with $15.6 million for the third quarter of 2010. Production volumes in the third quarter were 120 Mbbls of oil and .68 Bcf of natural gas, or 1.4 Bcfe. This compares with 148 Mbbls of oil and .93 Bcf of natural gas, or 1.8 Bcfe for the third quarter of 2010. In the third quarter of 2011, the average sales price per barrel of oil was $98.93 and $4.77 per Mcf for natural gas, as compared with $74.92 per barrel and $4.87 per Mcf, respectively for the third quarter of 2010. The primary reasons behind the decrease in revenue were lower production volumes in the third quarter of 2011 versus the third quarter of 2010. Oil volumes decreased 19% and gas volumes decreased 27% from 2010 levels. However, the average price per Mcfe produced was $10.81 in the third quarter of 2011 compared to $8.59 in the third quarter of 2010 or a 26% increase.

Costs and Expenses

Total lease operating expense from continuing operations for the third quarter totaled $6.1 million versus $5.3 million for the third quarter of 2010. Cash G&A expense totaled $2.3 million for the third quarter of 2011 versus $2.1 million for the third quarter of 2010. Interest financing expense was $9.1 million for the third quarter of 2011 versus the $8.8 million of 2010, primarily associated with payment of 10.5% interest on the $300 million of Senior Secured Notes and higher interest rates applicable to the Credit Agreement. We incurred a gain of $.06 million on hedging during the third quarter of 2010 versus no activity in 2011 due to settling all hedge balances in December 2010.

Earnings

Operating loss for the third quarter of 2011 was $.1 million versus a $.03 million operating loss in the third quarter of 2010. Net loss totaled $10.2 million for the third quarter of 2011 and $9.1 million for the third quarter of 2010. Preferred stock dividends were $5.3 million in the third quarter of 2011 versus $6.5 million in the third quarter of 2010. These dividends were paid in kind (PIK) and as such do not represent a cash payment. Net loss per share, both basic and fully diluted, for the quarter was $0.32, based on 48.9 million weighted average shares outstanding as compared with a loss of $.39 per share in the third quarter of 2010 with 40.4 million weighted average shares outstanding. The increased outstanding common shares are associated with the conversion of preferred shares into common shares.

Operational Update

The CNO #1 at Leeville Field, operated by Manti Exploration Operating LLC, was drilled to a total depth of 14,670 feet measured depth and 14,033 true vertical depth. The well encountered 68 feet of pay in three sands. The well has been perforated in the lowermost sand and tested at rates over 4 Mmcfg / day. Production is anticipated to commence in November of 2011 after installation of a flow line. Dune has a 40% interest in the well. See Investor Overview for November, 2011 on our website for more details on operations and plans for the remainder of 2011.

Click here for more information: http://www.duneenergy.com/news.html?b=1683&1=1

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements that are intended to be covered by “forward-looking statements” safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that Dune Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements that are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300

Dune Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$21,696,026	$23,670,192
Restricted cash	—	$15,753,441
Accounts receivable	6,745,941	9,862,849
Prepayments and other current assets	3,727,934	2,542,624

Total current assets	32,169,901	51,829,106

Oil and gas properties, using successful efforts accounting—proved	531,907,171	526,760,643
Less accumulated depreciation, depletion, amortization and impairment	(305,047,545)	(294,566,739)

Net oil and gas properties	226,859,626	232,193,904

Property and equipment, net of accumulated depreciation of $3,111,446 and $2,817,158	276,590	527,357
Deferred financing costs, net of accumulated amortization of $1,896,395 and $1,456,592	346,284	786,087
Other assets	11,517,946	12,049,829

	12,140,820	13,363,273

TOTAL ASSETS	$271,170,347	$297,386,283

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,103,272	$6,953,863
Accrued liabilities	20,632,740	13,367,402
Current maturities of long-term debt	337,632,131	—
Preferred stock dividend payable	1,597,000	2,206,000
Other current liabilities	—	1,395,237

Total current liabilities	363,965,143	23,922,502

Long-term debt, net of current maturities	—	335,218,690
Other long-term liabilities	12,889,249	12,548,062

Total liabilities	376,854,392	371,689,254

Commitments and contingencies	—	—
Redeemable convertible preferred stock, net of discount of $3,172,203 and $4,964,014, liquidation preference of $1,000 per share, 750,000 shares designated, 159,735 and 207,912 shares issued and outstanding	156,562,797	202,947,986
STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value, 1,000,000 shares authorized, 250,000 shares undesignated, no shares issued and outstanding	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 48,937,830 and 41,912,723 shares issued	48,938	41,912
Treasury stock, at cost (150,762 and 128,388 shares)	(68,357)	(62,920)
Additional paid-in capital	128,487,108	81,040,691
Accumulated deficit	(390,714,531)	(358,270,640)

Total stockholders’ deficit	(262,246,842)	(277,250,957)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$271,170,347	$297,386,283

Dune Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues	$15,106,459	$15,600,205	$48,415,854	$48,521,721

Operating expenses:
Lease operating expense	6,144,112	5,259,215	20,098,475	19,478,783
Exploration expense	864,011	—	6,047,841	—
Accretion of asset retirement obligation	329,379	456,101	988,137	1,376,250
Depletion, depreciation and amortization	5,517,089	7,534,943	17,062,122	21,935,896
General and administrative expense	2,367,095	2,382,323	6,532,214	8,731,220
Impairment of oil and gas properties	—	—	—	16,071,871

Total operating expense	15,221,686	15,632,582	50,728,789	67,594,020

Operating loss	(115,227)	(32,377)	(2,312,935)	(19,072,299)

Other income (expense):
Interest income	4,183	—	40,632	612
Interest expense	(10,127,742)	(9,063,778)	(30,171,588)	(27,174,230)
Gain on derivative liabilities	—	63,877	—	1,759,141

Total other income (expense)	(10,123,559)	(8,999,901)	(30,130,956)	(25,414,477)

Loss on continuing operations	(10,238,786)	(9,032,278)	(32,443,891)	(44,486,776)
Loss on discontinued operations	—	(63,528)	—	(3,473,657)

Net loss	(10,238,786)	(9,095,806)	(32,443,891)	(47,960,433)
Preferred stock dividend	(5,316,442)	(6,504,810)	(15,293,811)	(19,376,286)

Net loss available to common shareholders	$(15,555,228)	$(15,600,616)	$(47,737,702)	$(67,336,719)

Net loss per share:
Basic and diluted from continuing operations	$(0.32)	$(0.39)	$(0.99)	$(1.58)
Basic and diluted from discontinued operations	—	—	—	(0.09)

Total basic and diluted	$(0.32)	$(0.39)	$(0.99)	$(1.67)

Weighted average shares outstanding:
Basic and diluted	48,945,500	40,365,873	48,164,172	40,327,091

Dune Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,443,891)	$(47,960,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on discontinued operations	—	3,473,657
Depletion, depreciation and amortization	17,062,122	21,935,896
Impairment of oil and gas properties	—	16,071,871
Amortization of deferred financing costs and debt discount	2,878,924	3,026,141
Stock-based compensation	459,254	1,477,410
Accretion of asset retirement obligation	988,137	1,376,250
Gain on derivative liabilities	—	(1,651,797)
Changes in:
Accounts receivable	3,111,471	5,130,533
Prepayments and other assets	(1,185,310)	2,064,927
Payments made to settle asset retirement obligations	(646,950)	(218,481)
Accounts payable and accrued liabilities	4,414,747	(5,025,218)

NET CASH USED IN CONTINUED OPERATIONS	(5,361,496)	(299,244)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	2,857,240

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(5,361,496)	2,557,996

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in proved and unproved properties	(11,384,325)	(6,746,352)
Decrease in restricted cash	15,740,247	—
Purchase of furniture and fixtures	(92,752)	(13,704)
Decrease in other assets	545,077	338,980

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES—CONTINUED OPERATIONS	4,808,247	(6,421,076)
NET CASH PROVIDED BY INVESTING ACTIVITIES—DISCONTINUED OPERATIONS	—	29,347,980

NET CASH PROVIDED BY INVESTING ACTIVITIES	4,808,247	22,926,904

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term debt	—	6,000,000
Increase in loan costs	—	(1,133,662)
Payments on short-term debt	(1,420,917)	(31,579,308)

NET CASH USED IN FINANCING ACTIVITIES	(1,420,917)	(26,712,970)

NET CHANGE IN CASH BALANCE	(1,974,166)	(1,228,070)
Cash balance at beginning of period	23,670,192	15,053,571

Cash balance at end of period	$21,696,026	$13,825,501

SUPPLEMENTAL DISCLOSURES
Interest paid	$19,334,652	$16,327,192
Income taxes paid	—	—

NON-CASH DISCLOSURES
Common stock issued for conversion of preferred stock	$62,288,000	$2,448,000
Redeemable convertible preferred stock dividends	13,502,000	17,692,739
Accretion of discount on preferred stock	1,791,811	1,683,547